                                                                    Exhibit 1(e)


                  SMITH BARNEY CONCERT ALLOCATION SERIES INC.

                             ARTICLES OF AMENDMENT

        SMITH BARNEY CONCERT ALLOCATION SERIES INC. a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: Article II of the Articles of Incorporation of the Corporation is hereby further amended to read as follows:

                                   Article II
                                      NAME

        The name of the Corporation is "SMITH BARNEY ALLOCATION SERIES INC." (the "Corporation")

        SECOND: The foregoing amendment to the Articles of Incorporation of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders.

        THE UNDERSIGNED, the Senior Vice President of Smith Barney Concert Allocation Series Inc. acknowledges these Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief that the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval of the amendment to the Corporation's Articles of Incorporation are true in all material respects under the penalties of perjury.

        IN WITNESS WHEREOF, SMITH BARNEY CONCERT ALLOCATION SERIES INC. has caused these Articles of Amendment to be executed and acknowledged in its name and on its behalf by its Senior Vice President and witnessed by its Assistant Secretary on this 13th day of September, 2000.


                                   SMITH BARNEY CONCERT ALLOCATION SERIES INC.

                                   By: ________________________________
                                       Lewis E. Daidone
                                       Senior Vice President

WITNESS:

_____________________________
Barbara J. Allen
Assistant Secretary